Exhibit 10.1

DATE:                  September 29, 2006

CHAN ALBERT YEE TAT AND

LUMINOUS LED TECHNOLOGIES LIMITED

(as Vendors)

AND

TECH TEAM DEVELOPMENT LIMITED

(as Purchaser)

AND

MICHELLE SIU KWAN LAM AND

JOSEPH SUI KEI LAM

(as Guarantors)

SALE AND PURCHASE AGREEMENT

FOR

49.6% INTEREST IN

LIGHTSCAPE TECHNOLOGIES (MACAU) LIMITED

THIS AGREEMENT is dated September 29, 2006

BETWEEN:

(1)

CHAN ALBERT YEE TAT, holder of US passport No.702014445 of Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong (“Albert Chan”), LUMINOUS LED TECHNOLOGIES LIMITED, a limited company incorporated in Hong Kong and having its registered office at Level 25, Bank of China Tower, 1 garden Road, Central, Hong Kong (“Luminous LED”) (Both Albert Chan and Luminous are collectively referred to as the “Vendors” and each a “Vendor”);

(2)

TECH TEAM DEVELOPMENMT LIMITED, a company incorporated in Hong Kong and having its registered office at 16th Floor, Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong (the “Purchaser”); and

(3)

MICHELLE SIU KWAN LAM and JOSEPH SUI KEI LAM, holder of US Passport No. 701351369 and holder of Hong Kong Identity Card No. C486788(0) respectively and whose correspondence address is at Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong (the “Guarantors”).

WHEREAS:

(A)

Lightscape Technologies (Macau) Limited (the “Company”) is a company incorporated in the Macau with limited liability and has a registered share capital of MOP 25,000. The particulars of the Company is set out in Schedule 1.

(B)

As at the date of this Agreement, Albert Chan is the registered owner on trust for Luminous LED of MOP 12,400 of the registered share capital of the Company, which is equivalent to 49.6% of the registered share capital of the Company.

(C)	The Vendors have agreed to sell and the Purchaser has agreed to purchase the Sale Interest subject to and upon the terms and conditions of this Agreement.

(D)

The Purchaser requires Michelle Siu Kwan Lam and Joseph Sui Kei Lam, who are related to or associated with the Vendors and who have requested the Purchaser to enter into this Agreement, as guarantors to give such covenants, undertakings and guarantee together with the Vendors as are set out herein as a condition to the Purchaser’s entry into this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1

In this Agreement (including the Recitals and Schedules), unless the context otherwise requires or permits, the following words and expressions shall have the meanings ascribed to each of them respectively below:

“Business Day”

a day (other than Saturday and days on which a tropical cyclone warning No. 8 or above or a “black rainstorm warning signal” is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which banks are open in Hong Kong and for general banking business;

“Completion”	completion of the sale and purchase of the Sale Interest in accordance with the terms and conditions of this Agreement;

“Completion Date”

any date falling within three Business Days after all the conditions specified in Clause 3.1 have been fulfilled (or waived) or such other date as the Vendors and the Purchaser may agree in writing prior to Completion and where the context otherwise requires, the date of which Completion takes place;

“Consideration Shares”

1,200,000 new common shares (or such number of shares as may be reduced pursuant to Clause 4.3) of US$0.001 each in the share capital of GIS, to be issued and allotted to the Vendors as partial Consideration of the sale of the Sale Interest pursuant to Clause 4.3.;

“Encumbrance”

any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and “Encumber” shall be construed accordingly;

“Escrow Agent”	Clark Wilson LLP;

“Escrow Agreement”	an escrow agreement relating to the escrow of the Consideration Shares entered into among the Purchaser, the Vendors, and the Escrow Agent on the date of Completion;

“Guarantee Net Profit”	HK$20,000,000;

“Guarantee Period”	The twelve month period between 1 October 2006 to 30 September 2007 (both days inclusive);

“GIS”	Global Innovative Systems Inc., a company incorporated under the laws of the State of Nevada, the United States and the common shares of which are quoted on OTCBB;

“Group”	the Company and its subsidiaries and “member of the Group” shall be construed accordingly;

“HK$”	Hong Kong dollars;

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC;

“Independent Accountants”	an independent firm of accountants which is acceptable to the Purchaser, appointed by the Vendors for the purpose of Clause 8;

“Macau”	the Macau Special Administrative Region of the PRC;

“MOP”	Macau Pataca;

“Net Profit”	The aggregate net profit after taxation but before extraordinary items of the Group;

“Non-U.S. Shareholder Certificate”	the certificate to be executed by Albert Chan in substantially the form as set out in Schedule 4;

“OTCBB”

acronym for The OTC Bulletin Board, an electronic quotation system that displays real-time quotes, last-sale prices, and volume information over-the-counter securities that are not listed on The Nasdaq Stock Market or a national securities exchange in the US;

“PRC”	the People’s Republic of China;

“Purchaser Warranties”	representations, undertakings and warranties set out in Clause 7 and Schedule 3;

“Sale Interest”

MOP 12,400 in the registered capital of the Company, which shall be equivalent to 49.6% of the issued share capital of the Company upon Completion, to be sold by the Vendors to the Purchaser pursuant to this Agreement;

“Taxation”

all forms of taxation including overseas taxation and all forms of profits tax, interest tax, estate duty and stamp duty and all levies, imposts, duties, charges, fees, deductions and withholdings whatsoever charged or imposed by any statutory, governmental state, provincial, local government or municipal authority whatsoever and the expression “Tax” shall be construed accordingly;

“this Agreement”	this agreement for the sale and purchase of the Sale Interest, as amended from time to time;

“Vendors’ Warranties”	representations, undertakings and warranties set out in Clause 6 and Schedule 2;

“US”	the United States of America; and

“US$”	United States of America dollars.

1.2

The headings of this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, references in this Agreement to the singular shall be deemed to include references to the plural and vice versa; and references to one gender shall include all genders and references to any person shall include an individual, firm, body corporate or unincorporate.

1.3

References to any statute or statutory provision shall include any statute or statutory provision which amends or replaces or has amended or replaced it and shall include any subordinate legislation made under the relevant statute.

1.4	References in this Agreement to Clauses and Schedules are references to clauses of and schedules to this Agreement.

1.5	The Schedules and Recitals shall form part of this Agreement.

2.	SALE AND PURCHASE OF THE SALE INTERESTS

2.1

Subject to and upon the terms and conditions of this Agreement, Albert Chan as legal owner and Luminous LED as beneficial owner shall sell and the Purchaser shall purchase, the Sale Interest free from all Encumbrances together with all rights now and hereafter attaching thereto including but not limited to the right to all dividends and other distribution which may be paid, declared or made in respect thereof at any time on or after the date of this Agreement.

2.2

The Vendors represent and warrant that there are no pre-emption rights and any other restrictions on the transfer in relation to the Sale Interest, whether conferred by the memorandum and articles of association of the Company or otherwise.

2.3

The Purchaser shall not be obliged to (but may) complete the purchase of any of the Sale Interest unless the sale and purchase of all the Sale Interest is completed simultaneously in accordance with this Agreement.

3.	CONDITIONS

3.1	Completion is conditional upon:

(1)

the Purchaser, Woo Yuen Yu, the Guarantors and Lightscape Holdings Ltd. have executed a cancellation deed for the sale and purchase agreement dated March 30, 2006 in respect of the sale and purchase of 6 shares of Lightscape Holdings Ltd.

(2)

all necessary approvals, consents, authorizations and licenses in relation to the transactions contemplated under this Agreement, including but not limited to the approval from the relevant authorities in Macau having been obtained.

(3)	GIS having received all of the regulatory, stockholder and other third party approvals and authorizations necessary to consummate the transactions contemplated hereunder;

(4)	no event having occurred which suggests that there has been a breach of any of the Vendors’ Warranties that is material in the context of the sale and purchase of the Sale Interest; and

(5)

the listing of the issued shares of GIS on OTCBB not being revoked or withdrawn, or, if applicable, suspended for more than ten (10) consecutive Business Days (excluding any suspension pending the clearance or issue of the announcement or circular of GIS in relation to the transactions contemplated under this Agreement)

3.2

The Vendors shall use its best endeavors to procure the fulfillment of the conditions set out in Clauses 3.1(2), (3) and (5) and, in particular, shall procure that all information and documents required by GIS pursuant to all applicable rules, codes and regulations whether in connection with the preparation of all announcement, circulars, reports, independent advice or otherwise are duly given to the Purchaser (or GIS), the Securities and Exchange Commission of the US and other relevant regulatory authorities. The Purchaser shall use its reasonable endeavors to procure the fulfillment of the conditions set out in Clauses 3.1(3).

3.3

The Purchaser may at any time waive in writing any of the conditions set out in Clauses 3.1(2), (3) and (5) on such terms as it may in its absolute discretion consider appropriate. If any of the conditions set out in Clause 3.1 has not been fulfilled (or, as the case may be, waived by the Purchaser) on or before 12:00 noon on the Completion Date or such other date as the Purchaser may agree, this Agreement shall lapse and determine (other than Clauses 13, 17, 20 and 22 which shall continue to have full force and effect) and neither party hereto shall have any obligations and liabilities hereunder save for any antecedent breaches of the terms hereof.

3.4

The Vendors shall, forthwith upon the fulfillment of the conditions set out in Clauses 3.1(5), inform the Purchaser of that fact and provide such documents as the Purchaser may require evidencing the fulfillment of such conditions.

3.5

Subject to the receipt of the notification from the Vendors in accordance with Clause 3.3, the Purchaser shall confirm in writing to the Vendors that all the conditions set out in Clause 3.1 have either been fulfilled to the satisfaction of the Purchaser or waived by the Purchaser, as the case may be.

4.	CONSIDERATION

4.1

The consideration for the sale and purchase of the Sale Interest shall be an aggregate amount of MOP12,400 plus US$960,000, which shall be satisfied by payment by the Purchaser to the Vendors of cash in the amount of MOP 12,400, plus the allotment and issue of the Consideration Shares by GIS to the Vendors, valued at US$0.80 per each Consideration Share.

4.2	The Consideration Shares shall be issued by GIS as validly authorized, fully paid and non-assessable and delivered by the Purchaser to the Escrow Agent upon Completion.

4.3	The Escrow Agent shall hold the Consideration Shares in escrow pursuant to the Escrow Agreement and only release the Consideration Shares subject to the following conditions:

(a)

all of the Consideration Shares shall be released to Albert Chan as the representative of the Vendors upon the determination that the Net Profit of the Group for Guarantee Period as shown in the audited consolidated financial statements of the Group is not less than the Guaranteed Net Profit;

(b)

in the event that the Net Profit of the Group for the Guarantee Period is less than the Guarantee Net Profit, the percentage of the Consideration Shares equaling to the percentage of the shortfall from the Guarantee Net Profit shall be released by the Escrow Agent not to the Vendors but to GIS for cancellation and the balance of the Consideration Shares shall be released to Albert Chan as the representative of the Vendors; and

(c)

in the event that there is no Net Profit for the Guarantee Period, all of the Consideration Shares shall be released by the Escrow Agent not to the Vendors but to GIS for cancellation and the Purchaser shall be absolutely released from the obligation to pay the Consideration Shares.

4.4	Upon determination of the amount of the Consideration Shares to be released from escrow, the Purchaser shall co-ordinate with the Escrow Agent to arrange, within 30 days, the issuance of such number of Consideration Shares so determined in favor of the Vendors.

4.5

The Consideration Shares to be issued and allotted to the Vendors for the Sale Interest pursuant to this Agreement shall rank pari passu among themselves and with all other common shares of GIS then in issue.

5.	COMPLETION

5.1

Upon compliance with or fulfillment of all the conditions set out in Clause 3.1, Completion shall take place at the offices of the Purchaser or such other place as the parties shall determine at 4:00 p.m. on the Completion Date when all the acts and requirements set out in this Clause 5 shall be complied with (except that any of such acts and requirements may be waived by the party not in default of its obligations hereunder, PROVIDED THAT such waiver shall not prejudice any of the rights which it or any other party may have under this Agreement).

5.2	At Completion, the Vendors and/or the Guarantors shall deliver or procure the delivery to the Purchaser of all the following:

(1)

copy, certified by a director of the Company as true and complete and that the resolutions therein are subsisting and have not been amended or revoked as at the Completion Date, of the resolutions in such form to the satisfaction of the Purchaser passed by the directors of the Company and its subsidiaries (as appropriate) approving the following matters:

(i)	transfer of the Sale Interest to the Purchaser (or its nominee(s)) and the registration of such transfer subject to the relevant requirement under the laws of Macau;

(ii)

if so required by the Purchaser, accepting the resignation of Chan Albert Yee Tat as a director of the Company and the appointment of such person in his place as the Purchaser may nominate by not less than three Business Days’ notice before Completion;

(2)	valid documentation as required under the relevant laws in Macau for the transfer of the Sale Interest stipulated in the Agreement;

(3)	such other documents as may be required to give to the Purchaser good title to the Sale Interest and to enable the Purchaser (or its nominee(s)) to become the registered owner thereof;

(4)	a duly completed and signed Certificate of Non-U.S. Shareholder of Global Innovative Systems Inc. in the form attached hereto as Schedule 4;

(5)	a direction to Albert Chan as trustee by Luminous LED as beneficial owner to terminate the trust and transfer all register and beneficial ownership in the Sale Interest to the Purchaser;

(6)	a fully executed Escrow Agreement;

(7)	a certificate issued by each of the Guarantors confirming that she/he is not aware of any event which is in breach or inconsistent with any of the Vendors’ Warranties;

5.3	Against compliance and fulfillment of all acts and the requirements set out in Clause 5.2, the Purchaser shall deliver to the Vendors:

(1)	payment for the Initial Consideration in the sum of MOP 12,400.00;

(2)

copy, certified by a director of the Purchaser as true and complete, of the resolutions in such form to the satisfaction of the Vendors passed by the directors of the Purchaser approving this Agreement and other documents necessary for the purpose of effecting this transaction and authorizing a person or persons to execute the same (with seal, where appropriate) for and on its behalf;

(3)

copy, certified by a director of GIS as true and complete, of the resolutions authorizing the issue and allotment of the Consideration Shares in accordance with the provisions of Clause 4 and enter the name of Alberta Chan (or his nominee(s)) as holder thereof on its register of members;

(4)	a fully executed Escrow Agreement; and

(3)	a certificate issued by the Purchaser confirming that it is not aware of any event which is in breach or inconsistent with any of the Purchaser Warranties

5.4	In the event that the Vendors shall fail to do anything required to be done by them under Clauses 5.2, without prejudice to any other right or remedy available to the Purchaser, the Purchaser may:

(1)	defer Completion to a day not more than twenty-one (21) Business Days after the Completion Date (and so that provisions of this Clause 5.4(1) shall apply to Completion as so deferred); or

(2)	proceed to Completion so far as practicable but without prejudice to the Purchaser’s right to the extent that the Vendors shall not have complied with its obligations hereunder; or

(3)

rescind this Agreement (other than Clauses 13, 17, 20 and 22 which shall continue to have full force and effect) in which case none of the parties hereto shall have any claim of any nature whatsoever against any of the other parties under this Agreement (save for any rights and liabilities of the parties which have accrued prior to rescission).

5.5	In the event that the Purchaser shall fail to do anything required to be done by them under Clauses 5.3, without prejudice to any other right or remedy available to the Vendors, the Vendors may:

(1)	defer Completion to a day not more than twenty-one (21) Business Days after the Completion Date (and so that provisions of this Clause 5.5(1) shall apply to Completion as so deferred); or

(2)	proceed to Completion so far as practicable but without prejudice to the Vendors’ right to the extent that the Purchaser shall not have complied with its obligations hereunder; or

(3)

rescind this Agreement (other than Clauses 13, 17, 20 and 22 which shall continue to have full force and effect) in which case none of the parties hereto shall have any claim of any nature whatsoever against any of the other parties under this Agreement (save for any rights and liabilities of the parties which have accrued prior to rescission).

6.	VENDORS’ WARRANTIES AND INDEMNITIES

6.1

Each of the Vendors and the Guarantors hereby represents, warrants and undertakes jointly and severally to the Purchaser and its successors and assigns that the Vendors’ Warranties are true and accurate in all material respects on the date of this Agreement and will continue to be so up to and including the Completion Date with reference to the facts and circumstances from time to time applying.

6.2

Each of the Vendors’ Warranties is without prejudice to any other Vendors’ Warranty and, except where expressly or otherwise stated, no provision in any Vendors’ Warranty shall govern or limit the extent or application of any other provision in any Vendors’ Warranty. Each of the Vendors and the Guarantors hereby agrees that the Purchaser shall treat each of the Vendors’ Warranties as a condition of this Agreement.

6.3

Each of the Vendors and the Guarantors hereby agrees jointly and severally to fully indemnify and keeps the Purchaser and its assigns fully indemnified on demand from and against any depletion of assets, all losses, costs and expenses (including legal expenses) which the Purchaser and its assigns may incur or sustain from or in consequence of any of the Vendors’ Warranties not being correct or fully complied with. This indemnity shall be without prejudice to any of the rights and remedies of the Purchaser and its assigns in relation to any such breach of Vendors’ Warranties and all such rights and remedies are hereby expressly reserved.

6.4	If it shall be found at any time after Completion that any of the Vendors’ Warranties is not true, correct and accurate or is not as represented, warranted or undertaken and:

(1)

the effect thereof is that the value of some assets of the Group including, without limitation, the value of any asset stated in the Management Accounts being less than its value would have been had there been no such breach or the matter warranted were as warranted; or

(2)

the Group has incurred or is under any liability or contingent liability which would not have been incurred if such matter were as represented or warranted or the relevant undertaking were performed; or

(3)	the effect thereof is that the amount of a liability of the Group is higher than its amount would have been had there been no such breach or the matter warranted were as warranted,

then, without prejudice to any other provisions of this Agreement, each of the Vendors and the Guarantors shall jointly and severally indemnify the Purchaser on demand on a full indemnity basis, and holds it harmless from and against all liabilities, damages, costs, claims, reduction in net consolidated assets or increase in net consolidated liabilities and all reasonable expenses which the Purchaser may sustain, suffer, or incur as a result of any of the foregoing and each of the Vendors and the Guarantors shall jointly and severally pay to the Purchaser on demand the full amount of any such loss as aforesaid in immediately available funds.

6.5

The Vendors’ Warranties shall survive Completion and the rights and remedies of the Purchaser in respect of any breach of the Vendors’ Warranties shall not be affected by Completion or by the Purchaser rescinding, or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorized written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

6.6

Each of the Guarantors undertakes in relation to any Vendors’ Warranty which refers to the knowledge, awareness, information or belief of each of the Guarantors that it/he has made due and careful enquiry into the subject matter of that Vendors’ Warranty and that it/he does not have the knowledge, awareness, information or belief that the subject matter of that Vendors’ Warranty may not be correct, complete or accurate.

6.7

The aggregate amount of the liability of the Vendors and the Guarantors in respect of any claim for breach of any of the Vendors’ Warranties or to indemnify as aforesaid or shall not exceed the aggregate amount of the consideration payable pursuant to Clause 4 (or the equivalent thereof).

6.8

The Purchaser shall reimburse to the Vendors and the Guarantors an amount equal to any sum paid by any one of the Vendors or the Guarantors in respect of a claim under the Vendors’ Warranties or to be indemnified as aforesaid which is subsequently recovered or paid to the Purchaser or the Company by a third party.

7.	PURCHASER WARRANTIES

7.1

Subject to Clause 7.7, the Purchaser represents, warrants and undertakes to the Vendors and the Guarantors and their respective successors and assigns that the Purchaser Warranties are true and accurate in all material aspects on the date of this Agreement and will continue to be so on up to and including the Completion Date with reference to the facts and circumstances from time to time applying.

7.2	The Purchaser agrees that the Vendors and the Guarantors may treat each of the Purchaser Warranties as a condition of this Agreement.

7.3

The Purchaser shall indemnify and keep fully and effectively indemnified the Vendors and the Guarantors on demand from and against all losses, costs and expenses which may be incurred by them or any of them in connection with any breach of any of the Purchaser Warranties or their successfully enforcing any claim for any such breach.

7.4

The Purchaser shall be under no liability in respect of a breach of any of the Purchaser Warranties or to indemnify pursuant to this Agreement unless the Purchaser shall have received written notice from the Vendors or the Guarantors prior to the date falling on the first anniversary of the Completion Date in respect of the Purchaser Warranties or the indemnity as aforesaid giving full details of the relevant claim and any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived at the expiration of three (3) months after the first anniversary of the Completion Date unless proceedings in respect thereof shall then have been commenced against the Purchaser.

7.5

The indemnity provided for under Clause 7.4 is without prejudice to any other rights and remedies of the Vendors or the Guarantors in relation to any breach of any of the Purchaser Warranties and all other rights and remedies are expressly reserved to the Vendors and the Guarantors.

7.6

Each of the Purchaser Warranties is without prejudice to any other Purchaser Warranty or other agreements or indemnities entered into between the parties or any of them and, except where expressly stated otherwise, no provision contained in this Agreement or other agreements or indemnities shall govern or limit the extent or application of any other provision of this Agreement or such other agreements.

7.7	All of the Purchaser Warranties are deemed to be qualified by the Purchaser’s filings with the Securities and Exchange Commission of the US published up to the date of this Agreement.

7.8	The Purchaser Warranties shall survive Completion insofar as the same are not fully performed on Completion.

7.9

The Purchaser undertakes to allocate all business in relation to lighting technology and lighting consultancy, other than those handled by Beijing Illumination (Hong Kong) Limited and its group companies, to the Company or its subsidiary provided that all supply of light sourcing equipment products and ancillary products required for the business of the Group must first be sourced from Beijing Illumination (Hong Kong) Limited and its group companies.

8.	PROFIT GUARANTEE

8.1

In consideration of the Purchaser’s agreement to enter into this Agreement, each of the Vendors and the Guarantors hereby irrevocably and unconditionally guarantees jointly and severally to the Purchaser that the Net Profit for the Guarantee Period as shown in the audited consolidated financial statements of the Group ending such date shall not be less than the Guaranteed Net Profit. If the Net Profit is less than the Guaranteed Net Profit, then the Vendors and the Guarantors shall jointly and severally pay to the Purchaser in cash within fourteen (14) calendar days after the delivery of the audited consolidated financial statements of the Group aforesaid an amount calculated as follows:

Amount payable to the Purchaser = (Guaranteed Net Profit – Net Profit) x 40%

PROVIDED THAT the aforesaid amount shall be rounded up to the nearest whole dollar.

8.2

The Vendors undertake to procure that the audited consolidated financial statements of the Group shall be prepared by the Company and audited by the Independent Accountants in accordance with the generally acceptable accounting practice, standards and principles of Hong Kong in respect of the twelve months referred to in Clause 8.1, together with any notes, reports or statements included therein or annexed thereto, a copy of which shall be delivered to the Purchaser for review by not later than two (2) months following the balance sheet date of the relevant period.

9.	COMPLIANCE WITH US SECURITIES LEGISLATION

9.1

The Vendors acknowledge and agree that the Consideration Shares to be issued and allotted by GIS have not been registered under the United States Securities Act of 1933 (as amended) (the “Securities Act”) or any other applicable securities laws and that such securities will be issued and allotted pursuant to safe harbor provisions relating to the prospectus and registration requirements set forth in Regulation S of the Securities Act the availability of which is predicated in part on the Vendors’ representations as contained herein and in the Non-U.S. Shareholder Certificate. The Vendors agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. The share certificate(s) representing the Consideration Shares issued and allotted on Completion will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the Consideration Shares will be issued and allotted to the Vendors pursuant to such safe harbor provisions relating to the prospectus and registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE CONFIRMED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.”

9.2

The Vendors agree that they may, if applicable, exchange the certificate(s) representing the Consideration Shares by delivering such certificate(s) to GIS duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures medallion guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue a certificate for the Consideration Shares to the holder thereof.

9.3

The Vendors further acknowledge that the Consideration Shares issued pursuant to the terms and conditions set forth in the Agreement will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act and will have such hold periods as are required under applicable securities laws of the US and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or unless, in the opinion of the GIS’s counsel, such transfer or other disposition is made pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

9.4

The Vendors represent that the Vendors are acquiring the Consideration Shares for the Vendors’ own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

9.5

The Vendors acknowledge that they are able to protect their interests in connection with the acquisition of the Consideration Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Vendors’ financial condition. The Vendors otherwise have such knowledge and experience in financial or business matters that the Vendors are capable of evaluating the merits and risks of the investment in the Consideration Shares.

9.6

The Vendors represent, warrant and covenant that they are not acquiring the Consideration Shares as part of a group within the meaning of Section 13(d)(3) of the Exchange Act and the Vendors have not agreed to act with any other person for the purpose of acquiring, holding, voting or disposing of the Consideration Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and the Vendors are acting independently with respect to its investment in the Consideration Shares.

10.	RESTRICTIONS ON VENDORS AND GUARANTORS

10.1

Each of the Vendors and the Guarantors undertakes to the Purchaser that it/he/she shall not without the prior written consent of the Purchaser for a period of three (3) years after Completion either solely or jointly with or on behalf of any other person, firm, company, trust or otherwise whether as director, shareholder, employee, partner, agent or otherwise:

(a)

carry on or be engaged or interested directly or indirectly in any capacity (except as the owner of shares or securities listed or quoted or dealt in on any stock exchange or securities market held by way of investment only) in any business which shall be in competition within Hong Kong and the PRC with the Company or any of its subsidiaries in the carrying on the business of lighting technology and lighting consultancy;

(b)

solicit or entice or Endeavour to solicit or entice away from the Company or any of its subsidiaries any employee, officer, manager, consultant (including employees who are directors) of the Company or any of its subsidiaries or any persons whose services are otherwise made available to the Company or any of its subsidiaries on a full-time or substantially full-time basis;

(c)

deal with, canvass, solicit or approach or cause to be dealt with, canvassed or solicited or approached for business in respect of any trade or business carried on or service provided by the Company or any of its subsidiaries any person, firm or company who at Completion or within two years prior to Completion was a customer, supplier, client, representative, agent of or in the habit of dealing under contract with the Company or any of its subsidiaries;

10.2	Each of the Vendors and the Guarantors further undertakes to the Purchasers that:

(a)

it/he/she will not at any time hereafter make use of or disclose or divulge to any person other than to officers or employees of the Company whose province it is to know the same any information relating to the Company or any of its subsidiaries other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction;

(b)

it/he/she will not at any time hereafter in relation to any trade, business or company use a name including the word or symbol “Lightscape“ or its Chinese equivalent or any similar word or symbol in such a way as to be capable of or likely to be confused with the name of the Company or any subsidiary and shall use all reasonable endeavors to procure that no such name shall be used by any person, firm or company with which it is/they are connected; and

(c)	it/he/she shall not do anything which might prejudice the goodwill of the Company or any of its subsidiaries.

10.3

Each and every obligation under this Clause 10 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this Clause 10 and any such deletion shall not affect the enforceability of all such parts of this Clause 10 as remain not so deleted.

10.4

The restrictions contained in this Clause 10 are considered reasonable by the parties hereto but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the area of operation or the period of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

11.	FURTHER ASSURANCE

Each party shall execute, do and perform or procure to be executed, done and performed by other necessary parties all such further acts, agreements, assignments, assurances, deeds and documents within its powers to give effect to this Agreement and all transactions contemplated hereunder.

12.	GUARANTEES

12.1

The Guarantors hereby irrevocably and unconditionally guarantees to the Purchaser jointly and severally the due and punctual performance of the Vendors of their obligations under this Agreement and undertakes to indemnify and keep effectively indemnified the Purchaser (if necessary by payment of cash on first demand) jointly and severally against all liabilities, losses, damages, costs and expenses stipulated under this Agreement or otherwise which the Purchaser may suffer or incur in connection with any default or delay on the part of the Vendors in the performance or any such obligations.

12.2

The obligations and liabilities of the Guarantors shall be continuing obligations and shall not be satisfied, discharged or affected by an intermediate payment or any change in the constitution or control of, or the insolvency of or any bankruptcy, winding up or analogous proceedings relating to any of the parties to this Agreement.

12.3

The liability of the Guarantors hereunder shall be unaffected by any arrangement which the Purchaser may make with the Vendors or with any other person which (but for this provision) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety. Without prejudice to the generality of the foregoing, the Purchaser is to be at liberty at any time and without reference to the Guarantors to give time for payment or grant any other indulgence and to give up, deal with, vary, exchange or abstain from perfecting or enforcing any other securities or guarantees held by the Guarantors at any time and to discharge any party thereto and to realize such securities or guarantees, as the Purchaser thinks fit and to compound with, accept compositions from and make any other arrangements with the Vendors without affecting the liability of the Guarantors hereunder.

12.4

As a separate and independent stipulation, it is hereby agreed by the Guarantors that any obligation and undertaking by the Guarantors under this Clause 12 which may not be enforceable against the Guarantors on the footing of a guarantee, whether by reason of any legal limitation (other than any limitation imposed by this Agreement), disability or incapacity on or of the Vendors or any other fact or circumstance whether or not known to the Purchaser shall nevertheless be enforceable against the Guarantors as the sole and principal obligor in respect thereof.

12.5

Without prejudice to the other provisions of this Agreement, the obligations and undertakings expressed to be assumed by or imposed on the Guarantors under this Agreement shall remain in force so long as the Vendors shall have any liability or obligation to the Purchaser under this Agreement and until all such liabilities and obligations have been discharged in full.

12.6	Each of the Guarantors hereby waives any right to require a proceeding first against the Vendors or any other person.

12.7

Each of every obligation, covenant, representation, warranty and undertaking of the Guarantors provided herein shall be the joint and several obligations, covenants, representations, warranties and undertakings of each of the Guarantors and the Purchaser shall be at liberty to release, compound with or otherwise vary or agree to vary the liability of, or to grant time or other indulgence, or make other arrangements with any one of the Guarantors without the consent of or notice to the others and without prejudicing, affecting the right, remedy and power of the Purchaser, against the others.

12.8

The Purchaser shall use its best endeavors to obtain and maintain a listing for all the Shares issued any stock exchange or securities market on which the securities are listed or quoted or dealt in within 18 months following Completion.

13.	CONFIDENTIALITY AND ANNOUNCEMENTS

13.1

Each of the parties hereto undertakes to the others that it/he will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, or when required by law, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of any of the others which may be within or may come to its knowledge and it shall use its best endeavors to prevent the publication or disclosure of any such confidential information concerning such matters.

13.2

No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties hereto or unless an announcement is required pursuant to the applicable law and the regulations or the requirements of the Securities and Exchange Commission of the US or any other regulatory body or authority. Any announcement by any party hereto required to be made pursuant to any relevant law or regulation or the requirements of the Securities and Exchange Commission of the US or any other regulatory body or authority shall be issued only after such prior consultation with the other party as is reasonably practicable in the circumstances.

14.	TIME AND WAIVER

Time shall in every respect be of the essence of this Agreement but no failure on the part of any party hereto to exercise, and no delay on its part in exercising any right hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any other right or prejudice or affect any right against any other parties hereto under the same liability, whether joint, several or otherwise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. The parties shall then use all reasonable endeavors to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid and unenforceable provision.

15.	INVALIDITY

If at any time any one or more of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the laws of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement in that jurisdiction nor the legality, validity or enforceability of such provision under the laws of any other jurisdictions shall in any way be affected or impaired thereby.

16.	AMENDMENTS

This Agreement shall not be amended, supplemented or modified except by instruments in writing signed by all parties hereto.

17.	NOTICES

17.1

Any notice claim, demand, court process, document or other communication to be given under this Agreement (collectively “communication” in this Clause 17) shall be in writing in the English language and may be served or given personally or sent to the telex or facsimile numbers (if any) of the relevant party and marked for the attention and/or copied to such other person as specified in Clause 17.5.

17.2

A change of address or telex or facsimile number of the person to whom a communication is to be addressed or copied pursuant to this Agreement shall not be effective until five (5) days after a written notice of change has been served in accordance with the provisions of this Clause 17 on all other parties to this Agreement with specific reference in such notice that such change is for the purposes of this Agreement.

17.3	A party may not designate a non Hong Kong address for the service of communications to it.

17.4

All communications shall be served by the following means and the addressee of a communication shall be deemed to have received the same within the time stated adjacent to the relevant means of despatch:

Means of despatch	Time of deemed receipt

Local mail or courier	24 hours
Telex	on despatch
Facsimile	on despatch
Air courier/speedpost	3 days
Airmail	5 days

17.5

The initial addresses and facsimile numbers of the parties for the service of communications, the person for whose attention such communications are to be marked and the person to whom a communication is to be copied are as follows:

To the Vendors and the Guarantors:
Address:	Level 25, Bank of China Tower, 1 Garden Road, Central,
Hong Kong
Facsimile:	(852) 2251 8552

To the Purchaser:	Name:	Tech Team Development Limited
Address:	16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong
Facsimile:	(852) 2546 6878
Attention:	Board of Directors

17.6

A communication served in accordance with this Clause 17 shall be deemed sufficiently served and in proving service and/or receipt of a communication it shall be sufficient to prove that such communication was left at the addressee’s address or that the envelope containing such communication was properly addressed and posted or despatched to the addressee's address or that the communication was properly transmitted by telex, facsimile or cable to the addressee. In the case of communication by telex, such communication shall be deemed properly transmitted upon the receipt by the machine sending the telex the telex answerback of the addressee; in the case of facsimile transmission, such transmission shall be deemed properly transmitted on receipt of a report of satisfactory transmission printed out by the sending machine.

17.7	Nothing in this Clause 17 shall preclude the service of communication or the proof of such service by any mode permitted by law.

18.	ASSIGNMENT

This Agreement shall be binding upon and enure for the benefit of each party’s successors or assigns and, none of the rights of the parties under this Agreement may be assigned or transferred.

19.	ENTIRE AGREEMENT

This Agreement (together with any documents referred to herein) constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein and supersedes any previous agreements, arrangements, statements, understandings or transactions between the parties hereto in relation to the matters hereof.

20.	COSTS

Each of the Vendors and the Purchaser shall bear his/her/its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all documents incidental or relating to Completion.

21.	COUNTERPART

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of parties hereto may execute this Agreement by signing any such counterparts.

22.	GOVERNING LAW, JURISDICTION AND PROCESS AGENTS

22.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

22.2	The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

22.3

The Purchaser hereby irrevocably appoints Mr. Bondy Tan, holder of Hong Kong Permanent Identity Card No. D 500769 (1)) and whose correspondence address is at 16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong as its service agent to accept service or process out of the courts of the Hong Kong in connection with this Agreement. Such appointment cannot be revoked and the Purchaser hereby confirms that any process, writ of action or summonses out of the courts of Hong Kong served either personally on or sent by post (postal prepaid) to the service agent referred to in this Clause 22.3 at the then current address of such service agent shall be and shall be deemed to be served on the Purchaser and that the failure of the service agent to give any notice of such service of process to the Purchaser shall not impair or affect the validity of such service or of any judgment based thereon.

22.4

The Vendors hereby irrevocably appoint Mr. Joseph Sui Kei Lam, one of the Guarantors and whose correspondence address is at Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong as their service agent to accept service or process out of the courts of the Hong Kong in connection with this Agreement. Such appointment cannot be revoked and the Vendors hereby confirm that any process, writ of action or summonses out of the courts of Hong Kong served either personally on or sent by post (postal prepaid) to the service agent referred to in this Clause 22.4 at the then current address of such service agent shall be and shall be deemed to be served on the Vendors and that the failure of the service agent to give any notice of such service of process to the Vendors shall not impair or affect the validity of such service or of any judgment based thereon.

[THE BALANCE OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

SCHEDULE 1

DETAILS OF THE COMPANY

Name of Company	:	LIGHTSCAPE TECHNOLOGIES (MACAU) LIMITED
Date of Incorporation	:	February 6, 2006
Place of Incorporation	:	Macau
Company Number	:	23525 SO
Registered Office	:	Rua de Pequim, n 126, Centro Commercial I Tak, 5 andarE, em Macau
Existing company secretary	:	Not yet appointed
Registered share capital	:	MOP25,000

Existing owners:
Names of owners		Equity	Percentage
Bondy Tan holds on trust for Tech Team Investment Limited		MOP12,600	50.4%

Albert Chan holds on trust for Luminous LED Technologies Limited		MOP12,400	49.6%

Directors:	:	Bondy Tan and Albert Chan

Auditors	:	Not yet appointed
Financial year end	:	March 31
Principal activities	:	LED lighting effect projects

SCHEDULE 2

VENDORS’ WARRANTIES

l.	Recitals

The matters stated in the Recitals to this Agreement are true and correct in all material respects.

2.	The Vendors, the Guarantors and the Company

2.1

Each of the Vendors and the Guarantors has the full power to enter into and perform this Agreement and this Agreement will, when executed, constitute binding obligations on each of them in accordance with its terms.

2.2

There is no outstanding indebtedness or other liability (actual or contingent) owing by any member of the Group to the Vendors or the Guarantors, any director of a member of the Group or any person connected with the Vendors or the Guarantors nor is there any indebtedness owing to a member of the Group by any such person.

2.3

The entire issued share capital of the Company is as set out in Recital (A) and the Sale Interest are issued fully paid, registered under the name of Alberta Chan and are beneficially owned by Luminous LED free from all Encumbrances and the same are freely transferable by the Vendors without the consent, approval, permission, license or concurrence of any third party.

3.	General

All information contained in this Agreement or in the documents referred to herein and therein and all other information concerning the Group and/or any part or parts of its business operations assets and liabilities (actual or contingent) supplied in the course of the negotiations leading to this Agreement to the Purchaser or its agents was when given true, complete and accurate in all material respects and there is no fact or matter which has not been disclosed which renders any such information or documents untrue, inaccurate or misleading in any material respect at the date of this Agreement or which if disclosed might reasonable be expected to influence adversely the Purchaser’s decision to purchase the Sale Interest on the terms of this Agreement.

SCHEDULE 3

PURCHASER WARRANTIES

1.

The Purchaser has been duly incorporated and is validly existing under the laws of its place of incorporation (namely, Hong Kong) and has full power, authority and legal right to own its assets and carry on its business.

2.	The Consideration Shares shall, upon issue, rank pari passu among themselves and with all other common shares of the Purchaser then in issue and are free from all Encumbrances.

3.

All information contained in this Agreement or in the documents referred to herein and therein and all other information concerning the Purchaser and/or any part or parts of its business operations assets and liabilities (actual or contingent) supplied in the course of the negotiations leading to this Agreement to the Vendors or its agents was when given true, complete and accurate in all material respects and there is no fact or matter which has not been disclosed which renders any such information or documents untrue, inaccurate or misleading in any material respect at the date of this Agreement or which if disclosed might reasonable be expected to influence adversely the Vendors’ decision to accept the Consideration Shares on the terms of this Agreement.

SCHEDULE 4

CERTIFICATE OF NON-U.S. SHAREHOLDER

OF

GLOBAL INNOVATIVE SYSTEMS INC.

In connection with the issuance of 1,200,000 shares of common stock (“Pubco Common Stock”) of Global Innovative Systems Inc., a Nevada corporation (“Pubco”), to the undersigned pursuant to the Sale and Purchase Agreement dated __ September 2006 (the “Agreement”), between the Purchaser, the undersigned and the Guarantors (as defined in the Agreement), I hereby agree, represent and warrant (where applicable) that:

1.

I am not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the United States of America (“U.S.”) and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.

I will not, during the period commencing on the purchase date of the Pubco Common Stock (“Purchase Date”) and ending one year after the Purchase Date (the “Distribution Compliance Period”), offer, sell, pledge or otherwise transfer any or all shares of the Pubco Common Stock in the U.S., its territories or possessions, or to a U.S. Person or for the account or benefit of a U.S. Person (other than distributors), other than in accordance with Rules 903 or 904 of Regulation S under the Securities Act, pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable state and foreign securities laws;

3.

Neither I, any of my affiliates, nor any person acting on my or their behalf has engaged, or will engage, in any Directed Selling Efforts (as defined in Regulation S) with respect to the Pubco Common Stock or any distribution, as that term is used in the definition of Distributor in Regulation S under the Securities Act, with respect to the Pubco Common Stock;

4.

Neither I, any of my affiliates, nor any person acting on my or their behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the U. S., its territories or possessions, for any of the Pubco Common Stock;

5.

If I offer and sell any shares of the Pubco Common Stock during the Distribution Compliance Period, then I will do so only (a) in accordance with the provisions of Regulation S, (b) pursuant to registration of the Pubco Common Stock under the Securities Act, or (c) pursuant to an available exemption from the registration requirements of the Securities Act. I will not engage in any hedging transactions involving the shares of Pubco Common Stock unless such hedging transaction is conducted in compliance with the Securities Act;

6.

The transactions contemplated by the Agreement (a) have not been prearranged with a purchaser located in the U.S., its territories or possessions, or who is a U.S. person, and (b) are not part of a plan or scheme to evade the registration provisions of the Securities Act;

7.	I am not part of a group that has been formed principally for the purpose of investing in securities not registered under the Securities Act;

8.	I have not undertaken, and will have no obligation, to register any of the Pubco Common Stock under the Securities Act;

9.

Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of me contained in the Agreement and this Certificate, and I will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by me not being true and correct;

10.

I have been advised to consult my own legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Common Stock and, with respect to applicable resale restrictions, am solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

11.

I acknowledge that the Pubco Common Stock is not listed on any other stock exchange or automated dealer quotation system and no representation has been made to me that the Pubco Common Stock will become listed on any other stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTCBB (as defined in the Agreement);

12.

At the time of the origination of contact concerning the purchase of the Pubco Common Stock, and at the date of execution and delivery of the Sale and Purchase Agreement relating thereto, I, and any person acting on my behalf, was and am outside the U.S., its territories and possessions when receiving and executing the Agreement and am acquiring the Pubco Common Stocks as principal for my own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Common Stocks;

13.

I acknowledge that neither the Securities Exchange Commission of the U.S. nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Common Stock;

14.	I acknowledge that the Pubco Common Stock is not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the U.S.;

15.

I acknowledge and agree that Pubco shall refuse to register any transfer of Pubco Common Stocks not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act; and

16.	I understand and agree that the Pubco Common Stocks will bear the following legend:

“NONE OF THE SHARES OF COMMON STOCK OF THE COMPANY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE CONFIRMED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ONLY IN ACCORDANCE WITH APPLICABLE STATE AND PROVINCIAL SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

____________________ By: CHAN ALBERT YEE TAT

Date: _________________, 2006

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

THE VENDORS

SIGNED, SEALED AND DELIVERED	)
by LUMINOUS LED TECHNOLOGIES	)
limited	)	/s/ signed and sealed
in the presence of:

SIGNED by	)
)
CHAN ALBERT YEE TAT	)	/s/ Chan Albert Yee Tat
)
in the presence of:	)

THE PURCHASER

SIGNED by	)
)
for and on behalf of	)
)
tech team DEVELOPMENT	)	/s/ signed and sealed
limited	)
)
in the presence of:	)

THE GUARANTORS

SIGNED, SEALED AND DELIVERED	)
by Michelle Siu Kwan LAM	)	/s/ Michelle Siu Kwan Lam
in the presence of:	)

SIGNED, SEALED AND DELIVERED	)
by Joseph Sui Kei LAM	)	/s/ Joseph Sui Kei Lam
in the presence of: